Xtant Medical Announces Appointment of Chief Financial Officer

BELGRADE, MT, Aug XX, 2018 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a leader in the development and commercialization of regenerative medicine products and medical devices, today announced the appointment of Kathie Lenzen as chief financial officer, effective August 20, 2018. Ms. Lenzen will report to Carl O’Connell, Xtant’s chief executive officer.

“Ms. Lenzen is an accomplished healthcare executive with significant financial expertise and we are pleased that she is joining our executive management team,” said Carl O’Connell. “In addition to the financial leadership she will provide to the organization, she is a strong strategic, cross-functional leader. Her appointment continues our commitment to building a highly skilled management team.”

Kathie Lenzen brings over 36 years of financial experience to Xtant. Most recently, Ms. Lenzen served as the senior vice president and general manager of Astora Women’s Health division. Prior to being in this position, she was the vice president of finance for American Medical Systems and drove financial performance to ensure EBITDA growth consistently outpaced revenue growth. She is versed in cross-departmental collaboration from a financial perspective, knowledgeable about information systems, restructuring for profitability, and merger and acquisition activities.

“I am excited to join the Xtant team and contribute to the Company’s growth strategy,” said Kathie Lenzen. “Xtant has made considerable progress over the past year, and I look forward to helping the Company continue to transform its business and drive shareholder value.”

About Xtant Medical

Xtant Medical develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant Medical products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant Medical can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as ‘‘continue,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘strategy,’’ ‘‘will,’’ “can” or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to increase revenue; the ability to achieve expected results; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals; government regulations; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt and comply with debt covenants; the ability to raise additional financing and other factors. Additional risk factors are listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (SEC) on April 2, 2018 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Company Contact

Xtant Medical
Molly Mason
mmason@xtantmedical.com
Xtant Medical Holdings, Inc.

SOURCE: Xtant Medical Holdings, Inc.